AMENDMENT NO. 1 TO CONSULTING AGREEMENT

     THIS AGREEMENT made and entered into as of this 7th day of February, 1996, by and between ENERGYNORTH, INC., a New Hampshire
Corporation with a principal place of business at 1260 Elm
Street, Manchester, New Hampshire ("ENI") and N. GEORGE MATTAINI of Manchester, New Hampshire ("Consultant").

     WHEREAS, ENI and the Consultant executed a Consulting
Agreement dated as of December 1, 1988 (the "Consulting
Agreement");

     WHEREAS, the term of the Consulting Agreement expires on March 1, 1996;

     WHEREAS, ENI and the Consultant wish to extend the term of the Consulting Agreement to December 31, 1996 and wish to provide for an adjustment in the Consultant' compensation; and

     WHEREAS, Section 10.6 of the Consulting Agreement provides that the Consulting Agreement may be amended.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, ENI and the Consultant, each intending to be legally bound, agree as follows:

     1. Term. The term specified in Section 2 of the Consulting Agreement shall be extended such that the Consulting
Agreement shall expire on the 31st day of December, 1996.

     2. Compensation. The Consultant shall continue to be paid by ENI pursuant to Section 3.1 of the Consulting Agreement, through February 29, 1996, at the rate of Five Thousand Dollars ($5,000.00) per month. Beginning on March 1, 1996, the Consultant shall be paid by ENI at the rate of Fifteen Hundred Dollars ($1,500.00) per month for the service provided under the Consulting Agreement by the Consultant.

     3.   Remaining Provisions of Consulting Agreement.
Excepting the provisions of the Consulting Agreement modified by this Agreement, the Consulting Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                               ENERGYNORTH, INC.


                               By:/s/ Robert R. Giordano
                                  Robert R. Giordano, President

                                  /s/ N. George Mattaini
                                  N. George Mattaini